Exhibit 99.1

Marrone Bio Innovations, Inc. Reports Third-Quarter 2021 Financial Results

DAVIS, Calif. – November 10, 2021 – Marrone Bio Innovations, Inc. (NASDAQ: MBII), an international leader in sustainable bioprotection and plant health solutions, has provided its financial results for the third quarter ended September 30, 2021. Key results include:

●	Strategic focus on global expansion in the major row crops was a key contributor to the 12% revenue growth for the third quarter. Sales of biological fungicides also increased during the period.

●	Stronger mix of higher margin seed treatments led to gross profit of 61.4% in the third quarter, the 12th consecutive quarter of gross margins in excess of 50%.

●	The net loss in the third quarter of 2021 was $4.9 million, as compared with a net loss of $6.1 million in the third quarter of 2020. Higher revenues and gross margin expansion, coupled with continued cost containment, led to the 18% improvement in the net loss and the 22% improvement in the Adjusted EBITDA[1] loss.

Selected Financial Highlights

$ in millions	Q3 2021	Q3 2020	% Increase (Decrease)	YTD 2021	YTD 2020	% Increase (Decrease)
Revenues	$9.9	$8.8	12%	$33.5	$30.7	9%
Gross Profit	$6.0	$5.0	21%	$20.8	$18.0	16%
Gross Margin	61.4%	56.7%	+470 bps	62.1%	58.6%	+350 bps
Operating Expenses	$10.5	$10.4	(0)%	$30.6	$31.1	(2)%
Operating Expense Ratio	106%	118%	-1,200 bps	91%	101%	-1,000 bps
Net Income (Loss)	$(4.9)	$(6.1)	(18)%	$(11.2)	$(16)	(30)%
Adjusted EBITDA[1]	$(2.8)	$(3.6)	(22)%	$(4.7)	$(8.8)	(47)%
Cash Used in Operations	$(0.3)	$(0.9)	(64)%	$(6.6)	$(8.6)	(24)%

1Adjusted EBITDA is a non-GAAP financial measure and is described in relation to its most directly comparable GAAP measure under “Use of Non-GAAP Financial Information” below.

Management Commentary

“Our strategy to diversify our offerings of sustainable agricultural solutions globally – particularly with seed treatments – continues to be sound. This has allowed us to grow the business in the face of ongoing drought, input cost pressures and supply chain challenges affecting growers around the world,” said Chief Executive Officer Kevin Helash. “However, given the uncertainties in the agricultural markets as we close out the year, we now anticipate revenue growth in the low double-digit to mid-teens range for 2021 as we set the stage for more robust sales in 2022. We continue to expect our product mix will deliver annual gross margins in the upper 50% range, and operating expenses should remain in line with costs in 2020, plus inflation.”

“As our distribution partners anticipate the needs of farmers for the 2022 growing season, we will be in position to ensure the right products are in the channel at the right time to maximize value and guarantee availability,” Helash added. “Our BioUnite program – which offers growers highly compatible and cost-effective treatments for diseases and pests – should have a significant advantage in today’s ag environment, and our objective is to maximize that opportunity as we look to 2022.”

“The global trend toward growing more food with a gentler footprint remains intact, and we are at the forefront of meeting that need,” Helash concluded. “The return on investment our products provide – both for the farmer and the environment – will stand out as growers face higher costs for inputs linked to traditional chemicals and fossil fuels.”

Third Quarter 2021 Financial and Operational Summary

○	Expansion in row crops globally was a key contributor to the 12% increase in third-quarter revenues as distribution partners acquired seed treatments in advance of the 2022 growing season. Despite ongoing drought conditions in specialty markets in the United States, revenues from the company’s biological fungicides grew as growers prepared for 2022 production.

○	Gross profit growth of 21% outpaced revenue growth, reflecting the mix of high value offerings in the company’s product portfolio. Gross margins for the third quarter 2021 were 61.4%, a 470 basis point improvement over gross margins in the third quarter of 2020.

○	Third-quarter operating expenses of $10.5 million were in line with the company’s commitment to maintain operating expenses flat with those in the prior year, plus inflation. Prudent cost management contributed to a 1,200 basis point improvement in the operating expense ratio – a key performance indicator that compares operating expenses to revenues.

○	The net loss in the third quarter of 2021 was $4.9 million, as compared with a net loss of $6.1 million in the third quarter of 2020. Adjusted EBITDA was a loss of $2.8 million, as compared with an Adjusted EBITDA loss of $3.6 million in the same period last year. Both metrics improved because of the company’s strategic emphasis on revenue growth, margin expansion and cost containment. Adjusted EBITDA is further described under “Use of Non-GAAP Financial Information” below.

○	Cash used in operations of $0.3 million improved by 64%, largely driven by the higher gross profit and lower net loss in the third quarter of 2021.

Year-to-Date 2021 Financial and Operational Summary

○	For the first nine months of 2021, revenues increased 9% to $33.5 million from further adoption of the company’s seed treatments for major row crops. This improvement was somewhat offset by slower than expected growth in bioinsecticides for specialty crops, the use of which was affected by drought conditions, particularly in the western United States.

○	Gross profit improved 16% year-to-date to $20.8 million, with gross margins up 350 basis points to 62.1%.

○	Operating expenses for the first nine months of 2021 were $30.6 million, with a year-to-date operating expense ratio of 91%. Year-to-date operating expenses in 2020 benefited by $1.4 million from a Paycheck Protection Program (PPP) loan secured to retain employees supporting the essential agricultural industry during the COVID-19 pandemic, which has since been forgiven.

○	The 2021 year-to-date net loss was $11.2 million, compared with a net loss of $16 million in the same period in 2020, as a result of higher sales, stronger margins and lower costs. The net loss for the first nine months of 2020 included non-cash adjustments related to warrant exercises, stock compensation and amortization charges, as well as the benefit of the PPP loan.

○	Adjusted EBITDA in the first nine months of 2021 was a loss of $4.7 million, a 47% improvement from the loss of $8.8 million in the same period in 2020. Growth in revenues and gross profit, coupled with cost discipline, drove the performance. Adjusted EBITDA is further described under “Use of Non-GAAP Financial Information” below.

○	Cash used in operations was $6.6 million in the nine months of 2021, a 24% improvement compared with a use of cash of $8.6 million in the same period of 2020. Cash used in operations in the first nine months of 2020 benefited from $1.7 million in proceeds from the PPP loan.

Conference Call and Webcast

Management will host an investor conference call at 4:30 p.m. ET (1:30 p.m. PT) on November 10, 2021 to discuss Marrone Bio Innovations’ third quarter 2021 financial results, provide a corporate update, and conclude with a Q&A from participants. To participate, please use the following information:

Q3 2021 Conference Call and Webcast

Date: Wednesday, November 10, 2021
Time: 1:30 p.m. Pacific time (4:30 p.m. Eastern time)
U.S. Dial-in: 1-844-612-2103
International Dial-in: 1-918-922-3145
Conference ID: 2099126
Webcast: https://edge.media-server.com/mmc/p/y83cbza6

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through November 30, 2021. To listen, call 1-855-859-2056 in the United States, or 1-404-537-3406 internationally. Please use the conference ID number 2099126. A webcast will also be available for 30 days on the IR section of the Marrone Bio Innovations website or by clicking here: https://investors.marronebio.com/

About Marrone Bio Innovations

Marrone Bio Innovations Inc. (NASDAQ: MBII) is a growth-oriented agricultural company leading the movement to environmentally sustainable farming practices through the discovery, development and sale of innovative biological products for crop protection, crop health and crop nutrition. Our portfolio of 18 products helps customers operate more sustainably while increasing their return on investment. The company’s commercial products are sold globally and supported by a robust portfolio of more than 500 issued and pending patents. Our end markets include row crops; fruits and vegetables; trees, nuts and vines; and greenhouse production. Marrone Bio’s research and development program uses proprietary technologies to isolate and screen naturally occurring microorganisms and plant extracts to create new, environmentally sound solutions in agriculture.

Learn more about Marrone Bio Innovations at www.marronebio.com. We also use our investor relations website, https://investors.marronebio.com, as well as our corporate Twitter account, @Marronebio, as means of disclosing material non-public information, and encourage our investors and others to monitor and review the information we make public in these locations. Follow us on social media: Twitter, LinkedIn and Instagram.

Non-GAAP Financial Measures

This earnings release discusses Adjusted EBITDA which is not a financial measure as defined by GAAP. This financial measure is presented as a supplemental measure of operating performance because we believe it can aid in, and enhance, the understanding of our financial results. In addition, we use Adjusted EBITDA as a measure internally for budgeting purposes.

We define Adjusted EBITDA as net income (loss) before (1) interest expense (income), net, (2) income tax expense (benefit), (3) depreciation, (4) amortization of intangible assets, (5) stock-based compensation expense, plus (6) from time to time, certain other items which are specific transaction-related items. Other companies may define or calculate this measure differently, limiting the usefulness as a comparative measure. Because of this limitation, this non-GAAP financial measure should not be considered in isolation or as substitute for or superior to performance measures calculated in accordance with GAAP and should be read in conjunction with the financial statement tables.

GAAP to non-GAAP Reconciliation

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2021	2020	2021	2020
Net Loss (AS REPORTED)	$(4,945)	$(6,063)	$(11,241)	$(15,957)
Taxes	(3)	37	41	117
Interest expense	372	405	1,120	1,073
Depreciation and amortization	885	885	2,636	2,666
EBITDA	$(3,691)	$(4,736)	$(7,444)	$(12,101)
Stock based compensation	796	964	2,592	2,755
Loss on issuance of new warrants	—	—	—	1,391
Change in fair value of contingent consideration	123	200	167	563
Reduction in expenses related to PPP funds	—	—	—	(1,396)
Adjusted EBITDA	$(2,772)	$(3,572)	$(4,685)	$(8,788)

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the company’s views as of any subsequent date. Examples of such statements include financial guidance and other statements regarding the company’s future revenue growth, margins, operating expenses, and other financial results; success of the company’s BioUnite program and further global expansion of the company’s business; global trends in the agricultural industry; and the potential benefits and value of the company’s products. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including the recent uncertainty in the global economy and industry-specific economy caused by the COVID-19 pandemic, consumer, regulatory and other factors affecting demand for the company’s products, any difficulty in expanding the company’s sales and marketing infrastructure or marketing the company’s products in global markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, adverse actions by distributors, manufacturers, regulatory agencies and other relevant third parties and costs associated with any strategic acquisitions or other business opportunities we elect to pursue. Additional information that could lead to material changes in the company’s performance is contained in its filings with the Securities and Exchange Commission. The company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Marrone Bio Innovations Contact:

Clyde Montevirgen
Vice President of Business Development & Investor Relations
Telephone: 530-750-2800
info@marronebio.com

MARRONE BIO INNOVATIONS, INC.
Condensed Consolidated Balance Sheets
(In Thousands, Except Par Value)

	SEPTEMBER 30,	DECEMBER 31,
	2021	2020
	(Unaudited)	Audited
Assets
Current assets:
Cash and cash equivalents	$15,045	$15,841
Accounts receivable	12,988	10,113
Inventories	8,523	6,618
Prepaid expenses and other current assets	861	1,688
Total current assets	37,417	34,260
Property, plant and equipment, net	12,614	12,565
Right of use assets, net	3,306	3,760
Intangible assets, net	19,626	21,383
Goodwill	6,740	6,740
Restricted cash	1,560	1,560
Other assets	875	929
Total assets	$82,138	$81,197

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,023	$1,895
Accrued liabilities	12,378	11,650
Deferred revenue, current portion	346	374
Lease liability, current portion	1,162	1,008
Debt, current portion, net	10,481	9,301
Total current liabilities	27,390	24,228
Deferred revenue, less current portion	1,247	1,628
Lease liability, less current portion	2,407	3,050
Debt, less current portion, net	11,202	11,479
Debt due to related parties	7,300	7,300
Other liabilities	1,966	2,102
Total liabilities	51,512	49,787
Commitments and contingencies
Stockholders’ equity:
Preferred stock: $0.00001 par value; 20,000 shares authorized and no shares issued or outstanding at September 30, 2021 and December 31, 2020	—	—
Common stock: $0.00001 par value; 250,000 shares authorized, 176,747 and 167,478 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	1	1
Additional paid in capital	382,683	372,226
Accumulated deficit	(352,058)	(340,817)
Total stockholders’ equity	30,626	31,410
Total liabilities and stockholders’ equity	$82,138	$81,197

MARRONE BIO INNOVATIONS, INC.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2021	2020	2021	2020
Revenues:
Product	$9,731	$8,697	$33,111	$30,295
License	125	131	381	361
Total revenues	9,856	8,828	33,492	30,656
Cost of product revenues	3,807	3,826	12,706	12,701
Gross profit	6,049	5,002	20,786	17,955
Operating Expenses:
Research, development and patent	3,196	3,112	8,544	8,658
Selling, general and administrative	7,261	7,335	22,032	22,406
Total operating expenses	10,457	10,447	30,576	31,064
Loss from operations	(4,408)	(5,445)	(9,790)	(13,109)
Other income (expense):
Interest expense	(372)	(405)	(1,120)	(1,073)
Loss on issuance of new warrants	—	—	—	(1,391)
Change in fair value of contingent consideration	(123)	(200)	(167)	(563)
Other income, net	(45)	24	(123)	296
Total other expense, net	(540)	(581)	(1,410)	(2,731)
Net loss before income taxes	(4,948)	(6,026)	(11,200)	(15,840)
Income tax expense	3	(37)	(41)	(117)
Net Loss	$(4,945)	$(6,063)	$(11,241)	$(15,957)
Basic and diluted net loss per common share:	$(0.03)	$(0.04)	$(0.06)	$(0.11)
Weighted-average shares outstanding used in computing basic and diluted net loss per common share:	176,549	150,233	173,685	146,840

MARRONE BIO INNOVATIONS, INC.
Condensed Consolidated Statements of Cash Flows

(In Thousands)

	NINE MONTHS ENDED SEPTEMBER 30,
	2021	2020
Cash flows from operating activities
Net loss	$(11,241)	$(15,957)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,636	2,666
Gain on disposal of equipment	—	(9)
Change in inventory reserves	(2)	105
Right of use assets amortization	753	590
Share-based compensation	2,592	2,755
Non-cash interest expense	133	175
Loss on issuance of new warrants	—	1,391
Change in fair value of contingent consideration	167	563
Net changes in operating assets and liabilities:
Accounts receivable	(2,875)	(902)
Inventories	(1,903)	1,851
Prepaid Expenses and other assets	881	(529)
Accounts payable	1,105	(1,337)
Accrued and other liabilities	2,499	981
Lease Liability	(788)	(599)
Deferred revenue	(528)	(344)
Net cash used in operating activities	(6,571)	(8,600)
Cash flows from investing activities
Payment of consideration in connection with previous asset purchase	(750)	(890)
Purchases of property, plant and equipment	(905)	(458)
Proceeds from sale of equipment	—	2
Net cash used in investing activities	(1,655)	(1,346)
Cash flows from financing activities
Proceeds from secured borrowings	31,839	32,837
Repayment in secured borrowings	(30,661)	(30,461)
Repayment of debt	(261)	(437)
Equity offering costs	—	(64)
Net settlement of options	87	31
Proceeds from employee stock purchase plan	251	179
Exercise of warrants	6,175	10,580
Net cash provided by financing activities	7,430	12,665
Net increase in cash and cash equivalents and restricted cash	(796)	2,719
Cash and cash equivalents and restricted cash, beginning of period	17,401	7,812
Cash and cash equivalents and restricted cash, end of period	$16,605	$10,531

Supplemental disclosure of cash flow information
Cash paid for interest	$1,015	$884
Supplemental disclosure of non-cash investing and financing activities
Property, plant and equipment included in accounts payable and accrued liabilities	$23	$35
Right of use assets (non-cash) acquired	$299	$—
Conversion of accrued liabilities into equity associated with the granting of restricted stock units	$348	$632
Contingent consideration milestone settled in common shares	$1,004	$—